EXHIBIT 32

                                  CERTIFICATION

The undersigned officers of Motient Corporation, a Delaware corporation (the "Company"), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

     1. the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                     /s/ Christopher W. Downie
                                     -------------------------
                                     Christopher W. Downie
                                     Executive Vice President, Chief Operating
                                     Officer and Treasurer
                                     (Principal Executive Officer)

                                     May 15, 2006

                                     /s/ Myrna J. Newman
                                     -------------------
                                     Myrna J. Newman
                                     Controller and Chief Accounting Officer
                                     (Principal Financial Officer)

                                     May 15, 2006

A signed original of this written statement required by Section 906 has been provided to Motient Corporation and will be retained by Motient Corporation and furnished to the Securities and Exchange Commission or its staff upon request.